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                                                                    Exhibit 4.16



                               COLLATERAL SHARING
                                       AND
                                AGENCY AGREEMENT
                                ----------------


         This Collateral Sharing and Security Agreement is dated as of April __, 1998 by and among NATIONAL RECORD MART, INC. ("Borrower"), NRM INVESTMENT, INC. ("Guarantor"), ROBERT FLEMING INC., as agent for the "Holders" under the Senior Note Agreement (as defined below) ("Fleming"), FLEET CAPITAL CORPORATION ("Fleet"), and Fleet, as collateral agent for (i) Fleet and (ii) Fleming (Fleet, in such capacity, the "Collateral Agent").

                                   BACKGROUND
                                   ----------

Fleet and Borrower have entered into a Loan and Security Agreement dated as of June 11, 1993 (as same has been or may be amended or modified from time to time, the "Loan Agreement"). Pursuant to the terms of the Loan Agreement, Fleet provides credit accommodations to Borrower. Fleet is willing to continue to make such extensions of credit available to the Borrower upon the condition, among others, that Borrower execute and deliver this Agreement to Collateral Agent. Borrower, Guarantor (as hereafter defined) and Fleming, individually and as agent for the "Holders" thereunder have entered into a Senior Subordinated Secured Note Purchase Agreement dated this date (as amended or modified from time to time, the "Senior Note Agreement"). Pursuant to the terms of the Senior Note Agreement, Fleming agreed to make certain extensions of credit available to Borrower. Fleming is willing to make such extensions of credit available to Borrower upon the condition, among others, that Borrower execute and deliver this Agreement to Collateral Agent. Fleet has agreed to act as Collateral Agent and allocate the Collateral among the Creditors (as herein defined) on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual covenants and undertakings and the terms and conditions contained herein, the parties hereto agree as follows:


         1.       DEFINITIONS.

                 (A) Other Terms. All capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

                 (B) GENERAL DEFINITIONS. When used in this Agreement, the following terms shall have the following meanings:

         BORROWER - National Record Mart, Inc., a Delaware corporation.

         CODE - the Uniform Commercial Code as adopted and in force in the State of New York, as from time to time in effect.
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         COLLATERAL - shall have the meaning given to such term in the Loan
Agreement and shall also include all property and interests in property that now or hereafter secure the payment and performance of Guarantor's obligations to the Creditors.

         COLLATERAL AGENT - Fleet Capital Corporation acting in its capacity as collateral agent for the Creditors hereunder and any successor agent.

         COLLATERAL AGENT AGREEMENTS - collectively, this Agreement, together with such other written agreements among the Creditors and Collateral Agent, or written instructions from any Creditor to Collateral Agent, as now or at any time hereafter may be executed and/or delivered in connection herewith, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         COLLECTIONS - any payments or amounts realized or recovered or otherwise received on any Collateral in respect of the Obligations.

         CREDIT AGREEMENTS - collectively, the Lender Documents, the Fleming Documents and all agreements, documents and instruments now or at any time hereafter executed and/or delivered by the Borrower in connection therewith or related thereto, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         CREDITORS - collectively, Fleet , Fleming and their respective successors and assigns.

         EVENT OF DEFAULT - an event of default (if any) pursuant to the terms of any Credit Agreement.

         FLEET - Fleet Capital Corporation

         FLEMING - Robert Fleming Inc.

         FLEMING DOCUMENTS - the Senior Note Agreement and all agreements, documents and instruments now or at any time hereafter executed and/or delivered by Borrower in connection therewith or related thereto, as same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         GUARANTOR - NRM Investment, Inc., a Delaware corporation.

         LENDER DOCUMENTS - the Loan Agreement and all agreements, documents and instruments now or at any time hereafter executed and/or delivered by Borrower in connection therewith or related thereto, as same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         LOAN AGREEMENT - as defined in the background section of this Agreement.



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         OBLIGATIONS - all loans and all other advances, debts, liabilities, obligations, covenants and duties, together with all interest, fees and other charges thereon, owing, arising, due or payable from Borrower to the Creditors of any kind or nature, under any Credit Agreement.

         SECURED PARTY REMEDIES - any action which results in the sale, foreclosure, realization upon, or a liquidation of, any Collateral.

         SENIOR NOTE AGREEMENT - as defined in the background section of this Agreement.

         (C) ACCOUNTING TERMS. Any accounting terms used in this Agreement which are not specifically defined shall have the meanings customarily given them in accordance with GAAP.

         (D) CODE TERMS. All terms used in this Agreement and defined in the Code as adopted in shall have the meaning given therein unless otherwise defined herein.

         2.       COLLATERAL AGENCY.

         (A)      APPOINTMENT OF COLLATERAL AGENT.

                 (i) For purposes of the Agreement, each Creditor hereby irrevocably designates and appoints Fleet to act as Collateral Agent and attorney-in-fact for and on behalf of each of the Creditors to take such action on behalf of the Creditors under the provisions of this Agreement, and to exercise such powers and to perform such duties, with respect to the management, supervision, servicing, administration and disbursement of the Collateral (including, without limitation, perfecting its security interest in the Collateral by filing financing statements, holding physical possession of instruments or otherwise) and the Collections of the Collateral as are specifically delegated to or required of Collateral Agent by the terms of this Agreement or the other Collateral Agent Agreements, together with such other powers as are incidental thereto, with (1) full power of substitution and (2) the power to select one or more sub-agents or designees to carry out certain specific powers and obligations of Collateral Agent pursuant hereto. This power of attorney is irrevocable while this Agreement remains in effect.

                 (ii) The Collateral Agent agrees to act as such on the express conditions contained herein. The provisions of this Agreement and any other Collateral Agent Agreements are solely for the benefit of Collateral Agent and Creditors and neither Borrower, nor any other person shall have any right to rely on, inquire into or enforce any of the provisions hereof. In performing its functions and duties under this Agreement, the other Collateral Agent Agreements and the Credit Agreements, Collateral Agent shall act solely as Collateral Agent of Creditors and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for Borrower, or any of its Affiliates. Collateral Agent shall have no duties or responsibilities except as expressly set forth in this Agreement or the other Collateral Agent Agreements. Collateral Agent shall not have, by reason of this Agreement or the other Collateral Agent Agreements, a fiduciary relationship in respect of the Creditors. In no event shall Collateral Agent be required to take any action which, in Collateral Agent's opinion exposes Collateral Agent to liability unless it has received an indemnification therefor on terms and conditions reasonably


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satisfactory to it or which is contrary to any of the Credit Agreements or applicable law. Collateral Agent shall not be removed as agent for the term of this Agreement, without the prior written consent of all of the Creditors. Collateral Agent shall at all times have the right to resign as agent without the consent of the Creditors upon thirty (30) days prior written notice to each of the Creditors and the appointment of a successor collateral agent in accordance with the provisions of this Agreement.

         (B) GENERAL POWERS OF COLLATERAL AGENT. Subject to and without limitation of the terms of this Agreement, Creditors agree that Collateral Agent shall have the right to and shall exercise the following powers as long as this Agreement remains in effect:

                 (i) maintain, in accordance with its customary business practices, ledger and records reflecting the status of the Collateral and/or Collections, as the case may be;

                 (ii) execute and/or file in its name as Collateral Agent for the benefit of the Creditors any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Lender Documents and hold and maintain physical possession of the instruments constituting the Collateral;

                 (iii) exclusively receive, apply and distribute Collections as provided in the Lender Documents, this Agreement and the other Collateral Agent Agreements;

                 (iv) open and maintain such bank accounts and lock boxes as Collateral Agent deems necessary and appropriate, in its discretion, for the foregoing purposes with respect to the Collateral and/or the Collections;

                 (v) exclusively perform, exercise and enforce any and all other rights and remedies of Creditors with respect to the Collateral or otherwise related to any of same as provided in the Lender Documents, this Agreement and the other Collateral Agent Agreements;

                 (vi) enter into landlord, mortgagee, bailee and other third party agreements with respect Collateral located at leased or mortgaged locations or held by bailees;

                 (vii) incur and pay such reasonable expenses as Collateral Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Lender Documents, this Agreement and the other Collateral Agent Agreements.

         3. MANAGEMENT OF COLLATERAL. Collateral Agent, on behalf of Creditors, shall have the exclusive right to manage, perform and enforce the terms of this Agreement, the other Collateral Agent Agreements and the Lender Documents with respect to the Collateral and to exercise and enforce all privileges and rights thereunder according to its discretion and the exercise of its business judgment, including, without limitation the rights and powers described in
Section 2(B) above and, the exclusive right to enforce or settle insurance claims, take or retake control or possession of such Collateral and to hold, prepare for sale, process, sell, lease, dispose of, or liquidate such Collateral. In connection therewith, each Creditor waives any and all


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rights to affect the method or challenge the appropriateness of any action by
Collateral Agent provided that (i) Collateral Agent shall always proceed in a commercially reasonable manner and in compliance with the terms of this Agreement and (ii) Collateral Agent shall use its best efforts to consult with and keep each Creditor advised on a current basis with respect to the exercise of its Secured Party Remedies and endeavor to keep each Creditor advised of information the Collateral Agent receives with respect to the Collateral PROVIDED, the failure of Collateral Agent to provide any Creditor with any such information shall not give rise to any liability to Collateral Agent hereunder.

                  4.       SALES OF COLLATERAL.

                  Notwithstanding anything to the contrary contained in any of the Agreements:

                  (A) At any time prior to the occurrence of an Event of Default under the Lender Documents, Collateral Agent may restrict or permit, approve or disapprove, the sale, transfer or other disposition of Collateral only upon the joint direction of the Creditors. At any time following the occurrence of an Event of Default under the Lender Documents and until the payment in full in cash of all Obligations under the Lender Documents and the irrevocable termination of Fleet's obligation to provide advances under the Lender Documents, only Fleet shall have the right to direct Collateral Agent to restrict or permit, or approve or disapprove, the sale, transfer or other disposition of Collateral;

                  (B) Each Creditor shall authorize Collateral Agent to, within five (5) Business Days after the request of Collateral Agent and Collateral Agent will, immediately upon the request of any Creditor permitted to make such a request pursuant to Section 4(A) above, release or otherwise terminate its Liens upon the Collateral to the extent such Collateral is sold or otherwise disposed of either by Collateral Agent or Borrower with the consent of Fleet and/or or Fleming, as the case may be, as may be required under the Credit Agreements;

                  (C) Collateral Agent shall provide the Creditors with two (2) Business Days prior written notice of sales of Collateral of which it has been notified by (i) Borrower pursuant to the Loan Agreement and the Senior Note Agreement and as to which it requests the release of the security interests therein or (ii) the Creditor permitted to make such a request pursuant to
Section 4(A) above;

                  (D) In no event shall Fleming direct Collateral Agent to exercise, nor shall Fleming exercise any Secured Party Remedies until such time as the Obligations under the Lender Documents shall have been paid in full in cash and Fleet's obligation to provide advances under the Lender Documents shall have been irrevocably terminated PROVIDED, however, if Collateral Agent shall breach its obligations to exercise Secured Party Remedies in a commercially reasonable manner Fleming shall have the right, subject to the provisions of
Section 2(A)(ii) hereof, to direct Collateral Agent to take such action with respect to the Collateral;

                  (E) Each Creditor acknowledges that this Agreement shall constitute notice of their respective interests in the Collateral, request for notice of sale and notice of demand for satisfaction of debt, in each case as provided by Section 9-504 of the Uniform Commercial Code and each hereby waive any right to compel any marshaling of any of the Collateral.

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         5.    INTERCREDITOR, COLLATERAL AND COLLECTIONS.

         (A) Collateral Agent will, and shall have in such capacity the exclusive right, to collect and receive all Collections. All Collections shall be promptly distributed by Collateral Agent to the Creditors on the following basis:

                 (i) So long as (x) no Event of Default shall have occurred and be continuing and (y) Collateral Agent shall not have commenced exercising Secured Party Remedies, the Collections shall be applied to the Obligations under the Lender Documents in accordance with the provisions of the Loan Agreement.

                 (ii) At any time following (x) the occurrence and during the continuation of an Event of Default and (y) the commencement of Secured Party Remedies by Collateral Agent:

                    (a) First, to the payment of any and all reasonable expenses incurred by Collateral Agent for which reimbursement has not been made by Borrower pursuant to the Lender Documents;

                    (b) Second, to Fleet to pay in full the outstanding Obligations under the Lender Documents;

                    (c) Third, to Fleming to pay in full the outstanding Obligations under the Fleming Documents;

                    (d) Fourth, any sums remaining after such applications and disbursements shall be paid to the Person(s) entitled thereto or as a court of competent jurisdiction shall direct.

         (B) The security interests and liens upon the Collateral applicable to Fleming shall be, in all respects, subject and subordinate to the security interests and liens upon the Collateral of Fleet to the full extent of the Obligations outstanding from time to time under the Lender Documents.

         (C) All Collections received by Collateral Agent shall be held by Collateral Agent for the benefit of Creditors and deposited by Collateral Agent in one or more of its bank accounts and applied as provided herein. Collateral Agent does not assume and shall not have any liability to Creditors for the repayment of the Obligations except that Collateral Agent shall have the obligation to account to Creditors for their applicable share of the Collections as set forth in Section 5(A) hereof.

         (D) Each Creditor hereby authorizes, instructs and directs the Borrower to pay all sums now or hereafter due in respect of the Obligations held by such Creditors constituting Collections directly to the Collateral Agent for distribution to the Creditors in accordance with this Agreement.

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         6.      SETTLEMENT AND ADMINISTRATION.

         (A) SETTLEMENT. Collateral Agent will from time to time in its reasonable discretion (but no less frequently than once every quarter) provide to each of the Creditors a statement of account with Borrower. Such statement of account shall state the value of the Collateral as reported to Collateral Agent by Borrower.

         (B) COLLATERAL AGENT'S BOOKS AND RECORDS. Collateral Agent agrees that it will keep a separate record or records of all the Collateral and of the status of its account with Borrower, appropriately marked so as to show the interest of the Creditors therein and that it will in the recording of the Collateral on its books appropriately disclose the interests of Creditors therein. Collateral Agent agrees that at any time and from time to time during normal business hours, upon five days prior written notice it will permit Creditors or their agents to examine Collateral Agent's books, records and accounts relating to the Collateral and the Creditors Agreements. Creditors agree that they will keep all such information confidential.


         7.      SCOPE OF COLLATERAL AGENCY, LIABILITY; INDEMNIFICATION.

         (A) NON-RELIANCE ON COLLATERAL AGENT. Each Creditor agrees that it has, independently and without reliance upon Collateral Agent or the other Creditors, and based on such documents and information as it has deemed appropriate, made and shall continue to make (a) its own independent investigation of the financial condition and affairs of Borrower in connection with the extension of credit pursuant to the Credit Agreements and the taking or not taking of any action in connection herewith, and (b) its own appraisal of the Collateral and the creditworthiness of Borrower. Except as specifically provided herein, Collateral Agent shall have no duty or responsibility either initially or on a continuing basis, to provide Creditors with any credit or other information with respect thereto, whether coming into its possession before making the extension of credit pursuant to the Credit Agreements or at any time or times thereafter.

         (B)     RESPONSIBILITY OF COLLATERAL AGENT.

                 (i) Neither Collateral Agent nor any of its officers, directors, employees or agents shall be liable to any Creditor or the Borrower for any action taken or omitted to be taken in accordance with this Agreement, the other Collateral Agent Agreements or, the Credit Agreements except as a result of willful misconduct, bad faith or gross negligence on the part of Collateral Agent or such other Persons. Collateral Agent does not assume any responsibility for any failure or delay in performance or breach by Borrower or any Creditor of its obligations in this Agreement, the other Collateral Agent Agreements or the Credit Agreements.

                 (ii) Collateral Agent does not make to Creditors, and each of Creditors, in their capacity as a lender, does not make to the others, any express or implied warranty, representation or guarantee with respect to the Obligations, Collateral, the Collections or the Credit Agreements. Collateral Agent shall not be responsible to Lenders, and each Creditor shall not be responsible to the other or the Collateral Agent, for: (i) any recitals, statements, information, representations or warranties in connection with the Credit Agreements, or (ii) the execution,


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effectiveness, genuineness, validity, enforceability, collectability, value or sufficiency of the Obligations, the Collateral, the Collections, the Credit Agreements, or be required to make any inquiry concerning either the performance or observance of any other terms, provisions or conditions of the Credit Agreements, or (iii) the assets, liabilities, financial condition, results of operations, business or creditworthiness of Borrower, any obligor or any account debtors.

                 (iii) Collateral Agent shall be entitled to act, and shall be fully protected in acting upon, any communication in whatever form reasonably believed by Collateral Agent to be genuine and correct and to have been signed or sent or made by a proper person or persons or entity. Collateral Agent may consult counsel and shall be entitled to act, and shall be fully protected in any action taken in good faith in accordance with advice given by counsel. Collateral Agent may employ agents and attorneys-in-fact approved in advance and reasonably satisfactory to Creditors and shall not be liable for the default or misconduct of any such agents or attorneys-in-fact selected by Collateral Agent with reasonable care.

         (C) CERTAIN RIGHTS OF COLLATERAL AGENT. If Collateral Agent shall request instructions from Creditors with respect to any act or action (including failure to act) in connection with the Credit Agreements, Collateral Agent shall be entitled to refrain from such act or taking such action unless and until Collateral Agent shall have received instructions from the Creditors; and Collateral Agent shall not incur liability to any person by reason of so refraining. Collateral Agent shall be entitled to act or refrain from acting, and in all cases shall be fully protected in acting or refraining from acting under this Agreement, the other Collateral Agent Agreements or the Credit Agreements in accordance with any instructions from Creditors.

         (D)     INDEMNIFICATION.

                 (i) Borrower shall reimburse and indemnify Collateral Agent for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind whatsoever which may be imposed on, incurred by or asserted against Collateral Agent, in its capacity as such, in performing its duties hereunder or in any way relating to or arising out of this Agreement or the Credit Agreements, other than as a consequence of bad faith, willful misconduct or gross negligence on the part of the Collateral Agent.

                 (ii) To the extent Collateral Agent is not reimbursed and indemnified by Borrower out of Collateral or otherwise, Creditors will reimburse and indemnify Collateral Agent in proportion to the Obligations owing to them by Borrower at the time of such reimbursement or indemnification for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Collateral Agent, in its capacity as such, in performing its duties hereunder or in any way relating to or arising out of this Agreement or the Credit Agreements, other than as a consequence of bad faith, willful misconduct or gross negligence on the part of Collateral Agent.

                 (iii) Without limiting the generality of the foregoing in the event that, at any time, whether during, or after the term of this Agreement, any action or proceeding shall be


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brought against Collateral Agent by Borrower or by any other person claiming by, through or under Borrower or otherwise, which action shall be to recover damages for any act taken or omitted by Collateral Agent under the Credit Agreements or in the performance of any rights, powers or remedies of Collateral Agent against Borrower, any account debtors of Borrower, the Collateral or with respect to the Obligations, or which action or proceeding shall be for any other relief of any kind, arising directly or indirectly out of any transaction between Collateral Agent and Borrower under or in relation to the Credit Agreements, each of the Creditors agree to indemnify and hold harmless with respect thereto and to pay to Collateral Agent its proportionate share based on the Obligations owing to them by Borrower at the time of such reimbursement or indemnification of such amount as Collateral Agent shall be required to pay by reason of a judgment, decree, or other order entered in such action or proceeding or by reason of any compromise or settlement agreed to by Collateral Agent with consent of each Credit, including, without limitation, all interest and costs assessed against Collateral Agent in defending or compromising such action, together with attorneys' fees and other legal expenses paid or incurred by Collateral Agent in connection therewith other than in connection with any action or proceeding arising as a consequence of actual bad faith, willful misconduct or gross negligence on the part of Collateral Agent. In Collateral Agent's reasonable discretion, Collateral Agent may also, to the extent Collateral Agent is entitled to indemnification hereunder, reserve for and/or satisfy any such judgment, decree or order from Collections prior to any distributions therefrom to or for the account of the Creditors.

                  (E) THE COLLATERAL AGENT IN ITS INDIVIDUAL CAPACITY. With respect to its obligation to extend credit under the Lender Documents, the Collateral Agent shall have the rights and powers specified herein for a "Creditor" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the terms "Creditors", or any similar terms shall, unless the context clearly otherwise indicates, include Fleet in its individual capacity.

                  8. POWER OF ATTORNEY. Borrower hereby irrevocably appoints Collateral Agent or any other Person whom Collateral Agent may designate as Borrower's attorney-in-fact, with full power and authority in place and stead of Borrower and in its own name to: (i) endorse Borrower's name on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into Collateral Agent's possession; (ii) sign Borrower's name on any invoice or bill of lading relating to any Receivables, drafts against customers, schedules and assignments of Receivables, notices of assignment, financing statements and other public records, verifications of account and notices to or from customers; (iii) verify the validity, amount or any other matter relating to any Receivable by mail, telephone, telegraph or otherwise with Account Debtors; (iv) execute customs declarations and such other documents as may be required to clear Inventory through United States Customs; (v) do all things necessary to carry out this Agreement, and all related documents; (vi) continue any insurance existing pursuant to the terms of this Security Agreement and pay all or any part of the premium therefor and the cost thereof; and (vii) on or after the occurrence and continuation of an Event of Default, notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by Collateral Agent, and to receive, open and dispose of all mail addressed to Borrower. Borrower hereby ratifies and approves all acts of the attorney. The powers conferred on the Collateral Agent hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon it to exercise any such powers. Neither Collateral Agent nor the attorney will be liable for any acts or omissions or for any


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error of judgment or mistake of fact or law. This power, being coupled with an interest, is irrevocable until the Obligations have been fully satisfied.

                  9. REMEDIES. Promptly upon obtaining actual knowledge of the existence of an Event of Default under any Credit Agreement, Collateral Agent or any Creditor shall notify the Creditors or the other Creditors and Collateral Agent, as the case may be, of such Event of Default. Upon the occurrence and during the continuance of an Event of Default, Collateral Agent shall have, subject to Section 4(D), the sole and exclusive right to direct the time, method and place of, and may exercise from time to time any rights and remedies available to or any power conferred on the following rights and remedies:

                  (A) All of the rights and remedies of a secured party under the Code or under other applicable law, and all other legal and equitable rights to which Collateral Agent may be entitled, all of which rights and remedies shall be cumulative and shall be in addition to any other rights or remedies contained in this Agreement or any Credit Agreement, and none of which shall be exclusive.

                  (B) The right to take immediate possession of the Collateral, and to (i) require Borrower to assemble the Collateral, at Borrower's expense, and make it available to Collateral Agent at a place designated by Collateral Agent which is reasonably convenient to both parties, and (ii) enter any premises where any of the Collateral shall be located and to keep and store the Collateral on said premises until sold (and if said premises be the Property of Borrower, Borrower agrees not to charge Collateral Agent for storage thereof).

                  (C) The right to sell or otherwise dispose of all or any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, all as Collateral Agent, in its reasonable discretion, may deem advisable. Borrower agrees that 10 days written notice to Borrower of any public or private sale or other disposition of Collateral shall be reasonable notice thereof, and such sale shall be at such locations as Collateral Agent may designate in said notice. Collateral Agent shall have the right to conduct such sales on Borrower's premises, without charge therefor, and such sales may be adjourned from time to time in accordance with applicable law. Collateral Agent shall have the right to sell, lease or otherwise dispose of the Collateral, or any part thereof, for cash, credit or any combination thereof, and Collateral Agent or any Creditor may purchase all or any part of the Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Obligations. The Collections shall be applied in accordance with Section 5 hereof. If any deficiency shall arise, Borrower shall remain liable to Collateral Agent and the Creditors therefor.

                  (D) Collateral Agent is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, tradenames, trademarks and advertising matter, or any Property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to Collateral Agent's benefit.

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                  (E)   No individual Creditor shall have any right to institute
any suit, action or proceeding at law or in equity for the enforcement of any provisions of any Credit Agreement with respect to the Collateral. Except as otherwise expressly provided herein, all rights and remedies provided in the Credit Agreements with respect to the Collateral shall reside in and inure to the benefit of Collateral Agent and Creditors collectively, and shall be exercised solely by Collateral Agent for the ratable benefit of the Lenders in accordance with the terms hereof and of the Credit Agreements. The provisions of this Section are solely for the benefit of Collateral Agent and Creditors and neither Borrower, any obligor nor any other person shall have any rights to rely on, inquire into, or enforce any of the provisions hereof.

                  (F) All covenants, conditions, provisions, warranties, guaranties, indemnities, and other undertakings of Borrower contained in this Agreement, the Credit Agreements or in any document referred to herein or contained in any agreement supplementary hereto or in any schedule given to Creditors or contained in any other agreement between any Creditor and Borrower, heretofore, concurrently, or hereafter entered into, shall be deemed cumulative to and not in derogation or substitution of any of the terms, covenants, conditions, or agreements of Borrower herein contained. The failure or delay of Collateral Agent or any Creditor to require strict performance by Borrower of any provision of this Agreement or to exercise or enforce any rights, Liens, powers, or remedies hereunder or under any of the aforesaid agreements or other documents or security or Collateral shall not operate as a waiver of such performance, Liens, rights, powers and remedies, but all such requirements, Liens, rights, powers, and remedies shall continue in full force and effect until all Loans and all other Obligations owing or to become owing from Borrower to any Creditor shall have been fully satisfied. None of the undertakings, agreements, warranties, covenants and representations of Borrower contained in this Agreement, the Credit Agreements and no Event of Default by Borrower under this Agreement or any Credit Agreement shall be deemed to have been suspended or waived by any Creditor, unless such suspension or waiver is by an instrument in writing specifying such suspension or waiver and is signed by a duly authorized representative of each Creditor and directed to Borrower.

                  10.   COSTS AND EXPENSES.

                  (A) Collateral Agent may incur and pay reasonable costs and expenses to the extent it deems reasonably necessary or appropriate for the performance and fulfillment of its functions ("Collateral Expenses"), powers and obligations pursuant to the Credit Agreements including without limiting the generality of the foregoing, court costs, attorneys' fees, costs of collection by outside collection agencies and auctioneer's fees and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not Borrower is obligated to reimburse Collateral Agent or the Creditors for such expenses pursuant to the Credit Agreements or otherwise. Collateral Agent is authorized and directed to deduct and retain sufficient amounts from Collections to reimburse Collateral Agent for such costs and expenses prior to the distribution of any amounts to any of the Creditors.

                  (B) All reasonable costs and expenses of Collections and/or disposition or realization upon the Collateral including, without limitation, attorneys' fees, expenses of liquidations, salaries of employees involved in collecting and/or liquidating Collateral and living expenses of such employees if required to live away from home, incurred by Collateral Agent or


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

Creditors hereunder or in connection herewith or in enforcing any of the Obligations shall constitute a part of the Obligations and shall be borne by Creditors PRO RATA in accordance with the outstanding principal balance of the Obligations owing to each respectively, but only out of Collections. In furtherance of the foregoing, in the event of liquidation, all Collections thereafter received shall be applied by Collateral Agent as provided in
Section 5 hereof.

         11.    MISCELLANEOUS.

         (A) NOTICES. All notices, requests and demands to or upon the respective parties hereto shall be deemed to have been duly given or made: if by telecopy, telex, telegram or by hand, immediately upon sending; if by Federal Express, Express Mail or any other overnight delivery service, one (1) day after dispatch; and if mailed by certified mail, return receipt requested, five (5) days after mailing. All notices, requests and demands are to be given or made to the respective parties at the following addresses (or to such other address as any party may designate by notice in accordance with this Section):

         If To Collateral Agent:       Fleet Capital Corporation
                                       200 Glastonbury Boulevard
                                       Glastonbury, Connecticut 06033
                                       Attention: Northeast Loan Administrator
                                       Telephone:  (860) 659-3200
                                       Telecopier:  (860) 657-7759

         with copies to:               Hahn & Hessen LLP
                                       350 Fifth Avenue
                                       New York, New York 10118-0075
                                       Attention:  Daniel J. Krauss, Esq.
                                       Telephone: (212) 736-1000
                                       Telecopier: (212) 594-7167

         If to Borrower:               National Record Mart, Inc.;
                                       507 Forest Avenue
                                       Carnegie, Pennsylvania 15106
                                       Attention: Theresa Carlise
                                       Telephone: (412) 276-6200
                                       Telecopier: (412) 276-6201

         with a copy to:               Reed Smith Shaw & McClay
                                       435 Sixth Avenue
                                       Pittsburgh, Pennsylvania 15219
                                       Attention: Robert Morris, Esq.
                                       Telephone: (412) 288-3131
                                       Telecopier: (412) 288-3063

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

         If to Fleming:                Robert Fleming Inc.
                                       320 Park Avenue, 11th Floor
                                       New York, New York 10022
                                       Attention: Michael E. Rowe
                                       Telephone: (212) 508-3672
                                       Telecopier: (212) 508-3679

         with a copy to:               Sidley & Austin
                                       555 West Fifth Street
                                       Los Angeles, California 90013
                                       Attention: Gary J. Cohen, Esq.
                                       Telephone: (213) 896-6000
                                       Telecopier: (213) 896-6600

or to such other address as each party may designate for itself by notice given in accordance with this Section.

         (B) TERM. This Agreement shall become effective upon the date hereof and shall continue in full force and effect for the term of the Credit Agreements as provided therein. This Agreement shall automatically terminate effective upon the effective date of the termination of the Credit Agreements, except as otherwise specifically provided herein. Termination of this Agreement shall not affect the respective rights or obligations hereunder incurred prior to the effective date of such termination.

         (C) NO BENEFIT TO THIRD PARTIES. The terms and provisions of this Agreement shall be for the sole benefit of Collateral Agent, Creditors and, to the extent permitted hereunder, Borrower and their permitted successors and assigns and no other person, firm, entity or corporation shall have any right, benefit, priority or interest under, or because of the existence of this Agreement.

         (D) COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which, together, shall constitute one and the same instrument.

         (E) FURTHER ASSURANCES. Each Creditor and Collateral Agent hereby agree to execute and/or deliver any and all further documents, instruments or agreements reasonably requested by the other party in order to give effect to, and more fully carry out the terms and provisions of this Agreement including, without limitation, providing copies of all amendments to any Credit Agreements to each Creditor and Collateral Agent. Borrower, at its own expense, shall do, make, execute and deliver all such additional and further acts, things, deeds, assurances and instruments as the Collateral Agent may require more completely to vest in and assure to the Collateral Agent its rights hereunder or in any of the Collateral, including, without limitation,
(a) executing, delivering and, where appropriate, filing financing statements and continuation statements under the Uniform Commercial Code, and powers of attorney or other documents


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

required by the Internal Revenue Service in order to enable the Collateral Agent to exercise its rights hereunder, and (b) obtaining governmental and other third party consents and approvals.

         12. GOVERNING LAW AND WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH CREDITOR SHALL HAVE THE RIGHTS AND REMEDIES OF A CREDITOR UNDER APPLICABLE LAW INCLUDING, BUT NOT LIMITED TO, THE UNIFORM COMMERCIAL CODE OF NEW YORK. BORROWER AGREES THAT ALL ACTIONS AND PROCEEDINGS RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OR ANY CREDIT AGREEMENT OR ANY OTHER OBLIGATIONS SHALL BE LITIGATED IN THE FEDERAL DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK OR, AT COLLATERAL AGENT'S OPTION, IN ANY OTHER COURTS LOCATED IN NEW YORK STATE OR ELSEWHERE AS EACH CREDITOR MAY SELECT AND THAT SUCH COURTS ARE CONVENIENT FORUMS AND BORROWER SUBMITS TO THE PERSONAL JURISDICTION OF SUCH COURTS. BORROWER WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS THAT SERVICE OF PROCESS UPON BORROWER MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO BORROWER AT BORROWER'S ADDRESS APPEARING ON CREDITORS' RECORDS, AND SERVICE SO MADE SHALL BE DEEMED COMPLETED TWO (2) DAYS AFTER THE SAME SHALL HAVE BEEN SO MAILED. BOTH PARTIES HERETO WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BETWEEN BORROWER AND EACH CREDITOR AND BORROWER WAIVES THE RIGHT TO ASSERT IN ANY ACTION OR PROCEEDING INSTITUTED BY EACH CREDITOR WITH REGARD TO THIS AGREEMENT OR ANY OF THE OBLIGATIONS ANY OFFSETS OR COUNTERCLAIMS WHICH IT MAY HAVE.

         13. LIMITATION OF LIABILITY. Borrower acknowledges and understands that in order to assure repayment of the Obligations Collateral Agent may be required to exercise any and all of Collateral Agent's rights and remedies hereunder and agrees that neither Collateral Agent nor any of Collateral Agent's agents shall be liable for acts taken or omissions made in connection herewith or therewith except for actual bad faith.

         14. ENTIRE UNDERSTANDING. This Agreement and the Credit Agreements contain the entire understanding between Borrower and the Creditors and any promises, representations, warranties or guarantees not herein contained shall have no force and effect unless in writing, signed by the Borrower's and each Creditor's respective officers. Neither this Agreement, the Credit Agreements, nor any portion or provisions thereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged.

         15. SEVERABILITY. Wherever possible each provision of this Agreement or the Credit Agreements shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or the Credit Agreements shall be prohibited by or invalid under applicable law such provision shall be ineffective to the extent of such prohibi-


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

tion or invalidity, without invalidating the remainder of such provision or the remaining provisions thereof.

         16. CAPTIONS. All captions are and shall be without substantive meaning or content of any kind whatsoever.

         17. MARSHALING. Collateral Agent shall not be required to marshal any present or future collateral security (including but not limited to this Agreement and the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that it lawfully may, Borrower hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Collateral Agent's rights under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, Borrower hereby irrevocably waives the benefits of all such laws.

         18. CONSTRUCTION. The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.

         IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

                                       NATIONAL RECORD MART, INC.


                                       By:______________________________
                                         Name:  Theresa Carlise
                                         Title: Senior Vice President/CFO

                                       NRM INVESTMENT, INC.


                                       By:_____________________________
                                         Name:  Theresa Carlise
                                         Title: President

                                       FLEET CAPITAL CORPORATION


                                       By:_____________________________
                                          Name:  John Edmondson
                                          Title: Senior VP

                                       ROBERT FLEMING INC., as Agent


                                       By:____________________________
                                          Name:  Phillips, Schaeffer
                                          Title: Senior VP


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